Exhibit 99.1

Endologix, Inc. and TriVascular Technologies, Inc. Announce Merger to Create a Leading Cardiovascular Growth Company Focused on the Treatment of Aortic Disorders

Combined Product Portfolio to Provide Clinicians with a Broad Range of Endovascular AAA Devices

Will Expand U.S. and European Sales Organizations to Enhance Growth and Provide Excellent Clinical Support

Endologix to Host Conference Call Today at 5:00 p.m. ET

IRVINE, Calif., & SANTA ROSA, Calif., October 26, 2015 – Endologix, Inc. (Nasdaq: ELGX) and TriVascular Technologies, Inc. (Nasdaq: TRIV) announced today that they have entered into a definitive merger agreement under which Endologix and TriVascular will combine in a stock and cash transaction. The transaction is valued at $9.10 per TriVascular share, or a total of approximately $211 million, based on Endologix’s closing stock price of $13.81 per share on October 23, 2015.

John McDermott, Chairman and Chief Executive Officer of Endologix, said, “This merger enhances the near and long-term growth potential of our business by bringing together two of the most innovative companies in the field of endovascular abdominal aortic aneurysm (“AAA”) treatment. We believe the combined company will be uniquely positioned to provide physicians with three complementary products to treat a wide range of patient anatomies. These devices, the AFX®, Ovation® and Nellix® systems, each offer unique clinical advantages and together will offer physicians the ability to choose the best solution for each patient – all provided by one company. In addition to the existing products, the combined company will have a deep pipeline of new devices including AFX2 and the Ovation iX™ system that are both planned for market introduction by the first quarter of 2016. These new products are expected to be followed by additional new technologies including the launch of Nellix in the U.S., which is expected to receive PMA approval by the end of 2016.”

Mr. McDermott added, “In addition to the strong product portfolio, the merger brings together two experienced endovascular AAA sales and clinical teams in the U.S. and Europe. The combined organizations will provide broader coverage, increased clinical support and convenience for physicians and hospitals who want to access multiple technologies through a single company and representative.”

Christopher G. Chavez, President and Chief Executive Officer of TriVascular, said, “Endologix and TriVascular are two entrepreneurial companies that share a strong strategic focus on providing physicians with innovative and less invasive technologies to make endovascular aortic repair safer and available to more patients, including the significant number of patients with challenging aortoiliac anatomy. We believe physician and patient access to the Ovation platform will be significantly enhanced from a combined larger, stronger and more experienced field sales and service organization. We look forward to combining our significant and complementary expertise and capabilities for the benefit of our customers, patients, employees and stockholders.”

Terms of the Transaction

Under the terms of the agreement, which has been unanimously approved by the boards of directors of both Endologix and TriVascular, Endologix will acquire TriVascular through the merger of a wholly-owned subsidiary of Endologix with and into TriVascular. TriVascular will survive the merger as a wholly-owned subsidiary of Endologix. As consideration for the merger, each outstanding TriVascular share will be entitled to receive a number of shares of Endologix common stock and an amount of cash, each to be determined at the closing of the merger. The stock portion of the consideration will equal in the aggregate 19.999% of Endologix’s outstanding shares of common stock as of the effective time of the merger, and is expected to be tax-free to TriVascular stockholders. The cash portion of the consideration will be determined at closing based on the intrinsic value of TriVascular options, restricted stock units, and warrants and, if applicable, the conversion of TriVascular convertible debt prior to such time. Upon completion of the merger, Endologix stockholders will own approximately 84% of the shares of the combined company on a fully diluted basis and TriVascular stockholders will own approximately 16%. The transaction is expected to close in January of 2016, subject to customary closing conditions, including the approval of TriVascular’s stockholders and completion of all necessary regulatory reviews.

Following the closing of the transaction, the combined company will conduct business as Endologix, Inc. with its U.S. headquarters in Irvine, California, where Endologix’s current headquarters are located. Endologix will be led by John McDermott, who will become Chairman and Chief Executive Officer of the combined company. Endologix’s board of directors will be comprised of Endologix’s existing board along with one representative from TriVascular’s existing board who is anticipated to be Mr. Chavez.

In connection with the merger, certain executive officers and the directors of TriVascular, including investment entities affiliated with the directors of TriVascular, have entered into voting agreements with Endologix covering approximately 32.5% of TriVascular’s outstanding shares.

Piper Jaffray is acting as the financial advisor to Endologix, and Stradling Yocca Carlson & Rauth is serving as legal counsel. J.P. Morgan Securities is acting as the financial advisor to TriVascular, and Arnold & Porter LLP is serving as legal counsel.

Presentation Slides, Conference Call and Webcast

Endologix management, joined by Mr. Chavez, will host a conference call today, October 26, 2015, beginning at 5:00 p.m. ET (2:00 p.m. PT) to discuss the transaction, followed by a question and answer session. The conference call will be available to interested parties through a live audio webcast at, investor.endologix.com, where it will be archived and accessible for approximately 12 months. The webcast will include presentation slides to accompany management’s prepared remarks. The live dial-in number for the call is 877-407-0789 (U.S.) or 201-689-8562 (International), which should be used by those interested in participating in the question and answer session. A telephonic replay of the call will be available from October 26, 2015 to November 2, 2015. The replay dial in numbers are 877-870-5176 (U.S.) or 858-384-5517 (International). The replay pin number is 13622012.

About Endologix, Inc.

Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. Endologix’s focus is endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. Additional information can be found on Endologix’s website at www.endologix.com.

The Nellix EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States.

About TriVascular Technologies, Inc.

TriVascular is a medical device company developing and commercializing innovative technologies to significantly advance minimally invasive treatment of abdominal aortic aneurysms. TriVascular manufactures the Ovation Abdominal Stent Graft platform, the lowest profile FDA-approved endovascular aortic repair (EVAR) system, which utilizes a novel, polymer-based sealing mechanism. TriVascular is based in Santa Rosa, California.

Forward-Looking Statements

This communication includes statements that may be forward-looking statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. Endologix and TriVascular caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the likelihood that the transaction is consummated on a timely basis or at all, including whether the conditions required to complete the transaction will be met, realization of the expected benefits of the transaction, competition from other products, changes to laws and regulations applicable to our industry, status of our ongoing clinical trials, clinical trial results, decisions and the timing of decisions of regulatory authorities regarding our products and potential future products, risks relating to foreign currency fluctuations, and a variety of other risks. Additional information about the factors that may affect the companies’ operations is set forth in Endologix’s and TriVascular’s annual and periodic reports filed with the Securities and Exchange Commission (the “SEC”). Neither Endologix nor TriVascular undertakes any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Additional Information and Where to Find It

The transaction referenced in this communication has not yet commenced, and no proxies are yet being solicited. Endologix plans to file a registration statement on Form S–4 (“S-4”) that will serve as a prospectus for Endologix shares to be issued as consideration in the merger and as a proxy statement of TriVascular for the solicitation of votes of TriVascular stockholders to approve the proposed transaction (the “Proxy Statement/Prospectus”). This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares. It is also not a substitute for the S-4, the Proxy Statement/Prospectus or any other documents that Endologix or TriVascular may file with the SEC or send to stockholders in connection with the proposed transaction. THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT ENDOLOGIX, TRIVASCULAR AND THE TRANSACTIONS. TRIVASCULAR STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY DECISION REGARDING VOTING ON THE PROPOSED TRANSACTION.

In addition to the SEC filings made in connection with the transaction, each of Endologix and TriVascular files annual, quarterly and current reports and other information with the SEC. Endologix’s and TriVascular’s filings with the SEC, including the Proxy Statement/Prospectus once it is filed, are available to the public free of charge at the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by TriVascular will be made available free of charge on TriVascular’s website at http://investors.trivascular.com. Copies of documents filed with the SEC by Endologix will be made available free of charge on Endologix’s website at http://investor.endologix.com.

Participants in the Solicitation

Endologix, TriVascular and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies from TriVascular’s stockholders in connection with the proposed transaction. Information regarding Endologix’s directors and executive officers is available in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 17, 2015; information regarding TriVascular’s directors and executive officers is available in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 14, 2015. Other information regarding the interests of such potential participants will be contained in the Proxy Statement/Prospectus when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Endologix, Inc. Company Contact:

John McDermott, CEO

(949) 595-7200

www.endologix.com

Endologix, Inc. Investor Contacts:

The Ruth Group

Nick Laudico (646) 536-7030

Zack Kubow (646) 536-7020

TriVascular Technologies, Inc. Company Contact:

Michael Kramer

Chief Financial Officer

707-543-8709

mkramer@trivascular.com

TriVascular Technologies, Inc. Media Contact:

Vivek K. Jayaraman

VP, Sales & Marketing

707-543-8804

TriVascular Technologies, Inc. Investor Relations Contact:

Westwicke Partners

Jamar Ismail

415-513-1282

jamar.ismail@westwicke.com